MutualFirst Financial Holds Annual Meeting

MUNCIE, Ind., May 2, 2019 /PRNewswire/ -- MutualFirst Financial, Inc. (NASDAQ: MFSF), the holding company for MutualBank, held its twentieth annual meeting of stockholders at the Bank's headquarters on May 1, 2019. It was the 130th annual meeting for MutualBank.

The company acted on four items of business during the annual meeting. The first order of business was to re-elect David W. Heeter and Brian C. Hewitt as directors for a three-year term, Edward C. Levy as director for a two-year term and Michael J. Marien as director for a one-year term. The second order of business was the approval of an advisory (non-binding) resolution to approve executive compensation as disclosed in the Proxy Statement. The third order of business was the approval of the Company's 2019 Omnibus Incentive Plan, and the fourth item of business was to ratify the appointment of BKD, LLP as the company's independent registered public accountant for the fiscal year ending December 31, 2019.

CEO Heeter commented, "2018 was an exciting year, with the successful acquisition and integration of Universal, in addition to our Company's earnings momentum. We are making progress on our strategic plan, and increased performance is the result."

The following directors were elected:

David W. Heeter. Mr. Heeter has served as President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank since 2003. During the years prior to that appointment, he had served as Executive Vice President of the Company and the Bank and as Chief Operating Officer and Vice President of Human Resources, Marketing and Administration of the Bank. He has been employed by the Bank since 1986. Mr. Heeter's many years of service in all areas of the Bank's operations and his duties as Chief Executive Officer of the Bank bring a special knowledge of the financial, economic and regulatory challenges the Company faces, and he is well suited to educating the Board on these matters.

Brian C. Hewitt. Mr. Hewitt is a former director of Universal Bancorp and BloomBank, a position he held from 2013 until its merger with the Company in February, 2018. Mr. Hewitt is currently a practicing attorney with the firm of Hewitt Law and Mediation LLC. Mr. Hewitt represents businesses and individuals in the areas of estate and trust planning and litigation as well as mediation, real estate, business and commercial law. His legal background serves the Board as a resource for matters of real estate, contract law and business transactions.

Edward C. Levy. Mr. Levy has been an officer and owner of Freeman-Spicer Financial Services, Inc., a business finance and leasing company for more than five years and is a 50% owner and managing partner in two real estate partnerships. During 2010, he became chairman of One-Touch Automation, Inc., a company engaged in home and business automation and security systems in Indiana. He is a partner in CVM Productions, Inc., a video production company specializing in corporate marketing and advertising videos and live sports broadcasting for network distribution. Mr. Levy is also president of Visible Electronics, Inc. a lighting and electronic company. The company has also developed lifts for the RV Industry. He had served as a director of MFB Corp. and its banking subsidiary for three years prior to their acquisition by the Company in 2008. Mr. Levy's extensive knowledge of investments, insurance and these regulated industries supports the Board's and Wealth Management Committee's knowledge in these areas. He also brings that understanding of regulations to the Audit/Compliance Committee. Mr. Levy's background in finance, real estate and management is also important to his service on our Audit/Compliance Committee.

Michael J. Marien. Mr. Marien is employed by R. W. Baird, a registered broker/dealer and investment advisor firm. He has an active FINRA Series 7 License and Series 66 Indiana License. He retired in 2009 as Account Manager for IT/Signode Corp., a division of Illinois Tool Works (packaging of steel industry products and services, Glenview, Illinois), after 40 years of service. He had served as a director of MFB Corp. and its banking subsidiary for 21 years and was chairman of the board of MFB Corp. for five years prior to the acquisition by the Company in 2008. Mr. Marien brings his prior knowledge of the Wealth Management business of MFB Corp. to his service on our Wealth Management Committee and Compensation Committee. His participation in our local business community for over 30 years brings knowledge of the local economy and business opportunities to the Bank.

MutualFirst Financial, Inc. is the parent company of MutualBank, an Indiana-based financial institution since 1889. MutualBank has thirty-nine full-service retail financial centers throughout Indiana. MutualBank has two offices located in Fishers and Crawfordsville, Indiana specializing in wealth management and trust services and a loan origination office in New Buffalo, Michigan. MutualBank also operates a wholly owned subsidiary named Summit Mortgage which operates out of Fort Wayne, Indiana. MutualBank provides a full range of financial services including commercial and business banking, personal banking, wealth management, trust services, investments and internet banking services. The Company's stock is traded on the NASDAQ National Market under the symbol "MFSF". Additional information can be found online at www.bankwithmutual.com.

Statements contained in this release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from those currently anticipated due to a number of factors, which include, but are not limited to factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

CONTACT: David W. Heeter, (765) 747-2800